 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________
FORM 8-K
 _________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 9, 2014
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LEVI STRAUSS & CO.
(Exact name of registrant as specified in its charter)
 _________________

DELAWARE	002-90139	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1155 BATTERY STREET
SAN FRANCISCO, CALIFORNIA 94111
(Address of principal executive offices, including zip code)
(415) 501-6000
(Registrant’s telephone number, including area code)
  _________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 5, 2014, the Board of Directors (the “Board”) of Levi Strauss & Co. (the “Company”) adopted an amendment and restatement of the Company’s 2006 Equity Incentive Plan (the “2006 Plan”), subject to stockholder approval. The Company’s stockholders approved the amendment and restatement of the Company’s 2006 Plan at the Annual Meeting of Stockholders held on April 9, 2014 (the “Annual Meeting”).  The amended and restated 2006 Plan permits the granting of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance stock awards, other stock awards and performance cash awards to employees, consultants and non-employee directors in consideration for services provided to the Company.
The amended and restated 2006 Plan makes the following material changes to the plan:

•
provides for an award pool of 6,000,000 shares of Company common stock that may be made subject to awards under the plan (prior to amendment, the plan provided that 700,000 shares of Company common stock could be issued pursuant to awards under the plan);

•
provides that (i) shares repurchased by the Company, (ii) shares corresponding to awards that are settled in cash (other than awards that by their terms may only be settled in cash, which do not count against the plan’s award pool), and (iii) shares already owned by a participant that are tendered to cover the exercise price of an award will no longer be added back to the plan’s award pool;

•
makes changes intended to make the plan eligible for exemption under Section 25102(o) of the California Corporations Code (in summary, these include limits on transferability of awards, proportionate adjustments to awards in connection with certain events affecting Company common stock, and minimum limits on the post-termination exercise periods of stock options and SARs); and

•
provides for the limited extension of the post-termination exercise period of stock options and SARs in the event that the plan’s twice per year exercise windows place certain limits on the participant’s ability to exercise.

The foregoing brief description of the amended and restated 2006 Plan is qualified in its entirety by the text of the amended and restated 2006 Plan, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference.

ITEM 5.07	Submission of Matters to a Vote of Security Holders.
The following is a brief description of each matter voted upon at the Annual Meeting of the Company held on April 9, 2014, as well as the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter, as applicable.

Proposal 1
A proposal to re-elect each of the three (3) Class I directors to serve until the Company’s 2017 Annual Meeting of Stockholders or until his or her respective successor has been elected and qualified.  Each of Class I directors listed below was re-elected to the Company’s Board to serve for a three-year term or until their successors are elected and qualified, with the following votes:

Name	For	Withheld
Fernando Aguirre	30,951,765	3,786,329
Jill Beraud	34,570,446	167,648
Spencer C. Fleischer	34,733,094	5,000

Proposal 2	A proposal to approve the amendment and restatement of the 2006 Plan, as described in Item 5.02 of this Form 8-K. The proposal was approved.

For	Against	Abstain
30,292,714	4,396,989	48,391

ITEM 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

10.1	Levi Strauss & Co. 2006 Equity Incentive Plan, as amended and restated to date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE:	April 10, 2014	By:	/s/ Heidi L. Manes
		Name:	Heidi L. Manes
		Title:	Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description

10.1	Levi Strauss & Co. 2006 Equity Incentive Plan, as amended and restated to date.